EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                               ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES--OXLEY ACT OF 2002

         In connection with the Annual Report of Silverstar Holdings, Ltd. (the "Company") on Form 10-K for the year ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Clive Kabatznik, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to my knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

                              By: /s/ Clive Kabatznik
                                  ------------------------
                                  Clive Kabatznik
                                  Chief Executive Officer and
                                  Chief Financial Officer
                                  (Principal Executive and Financial Officer)
                                  Date: September 28, 2005


         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Silverstar Holdings, Ltd. and will be retained by Silverstar Holdings, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.


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